Exhbiti 16.1

HLB HODGSON IMPEY CHENG

Gloucester Tower, The Landmark

11 Pedder Street, Central, Hong Kong SAR

February 13, 2012

PRIVATE & CONFIDENTIAL

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

UNITED STATES OF AMERICA

Gentlemen:

We have read Item 4.01 of Form 8-K dated February 9, 2012 for Zhong Wen International Holding Co., Ltd. (the “Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Yours Faithfully,

/s/ HLB Hodgson Impey Cheng

HLB Hodgson Impey Cheng

Hong Kong